RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in this Registration Statement of 4-G Paintball, Inc. on Form 10, of my report dated August 29, 2008 on the financial statements of 4-G Paintball, Inc. for the years ended December 31, 2006 and 2007, and for the period from May 24, 2004 (inception) through December 31, 2007.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
April 4, 2009